UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2004

Price Legacy Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-20449	33-0628740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17410 Bernardo Center Drive, Suite 300 San Diego, California		92128
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 675-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 24, 2004, Price Legacy Corporation, a Maryland corporation (the “Company”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with PL Retail LLC, a Delaware limited liability company (the “Parent”), PL Acquisition Corp., a Maryland corporation and a wholly owned subsidiary of Parent (the “Merger Sub”), and the Company, providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of the Company issued and outstanding immediately prior to the Effective Time (other than shares held by the Parent, the Merger Sub or their respective subsidiaries) will be converted into the right to receive $18.85 per share, in cash, upon the closing of the Merger (the “Merger Consideration”); provided that, if the closing of the Merger occurs after October 1, 2004, the Merger Consideration will be increased by an amount equal to $0.28 multiplied by a fraction, the numerator of which is the number of days from and including October 1, 2004 until the closing of the Merger, and the denominator of which is 90 days.  Prior to the Effective Time, each option or portion thereof that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be cancelled and no longer outstanding, and the holders of any such option shall be entitled to receive the product of (A) the excess of the Merger Consideration over the exercise price of such option and (B) the number of shares of common stock of the Company underlying such option.

The consummation of the Merger is conditioned upon Price Group LLC, an affiliate of the Company controlled by a significant stockholder of the Company, entering into a put agreement (the “Put Agreement”) with Parent under which Parent will have the right in its discretion to require Price Legacy Group LLC to purchase certain properties and other assets at a specified price concurrently with the closing of the Merger.  The consummation of the Merger is also conditioned upon, among other things, stockholder approval and other customary closing conditions for transactions of this type.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the Put Agreement, copies of which are filed as Exhibits hereto and incorporated herein by reference.

On August 24, 2004, the Company issued a press release announcing the signing of the Merger Agreement.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)          Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger dated August 24, 2004 among Price Legacy Corporation, PL Retail LLC and PL Acquisition Corp.
2.2	Form of Put Agreement by and between PL Retail LLC and Price Group LLC and acknowledged by Price Legacy Corporation.
99.1	Press release issued by Price Legacy Corporation on August 24, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICE LEGACY CORPORATION

Date August 24, 2004
	By:	/s/ Jeffrey R. Fisher
Name: Jeffrey R. Fisher
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger dated August 24, 2004 among Price Legacy Corporation, PL Retail LLC and PL Acquisition Corp.
2.2	Form of Put Agreement by and between PL Retail LLC and Price Group LLC and acknowledged by Price Legacy Corporation.
99.1	Press release issued by Price Legacy Corporation on August 24, 2004.